As filed with the Securities and Exchange Commission on February 28, 2017

Registration No. 333-204812

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________
BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
  _________________________

DELAWARE	3433	47-2783641
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number

The Harris Building
13024 Ballantyne Corporate Place
Suite 700
Charlotte, North Carolina 28277
Phone: (704) 625-4900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________
E. James Ferland
Chairman and Chief Executive Officer
Babcock & Wilcox Enterprises, Inc.
The Harris Building
13024 Ballantyne Corporate Place
Suite 700
Charlotte, North Carolina 28277
 Phone: (704) 625-4900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________
Copies to: Michael J. Solecki Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114-1190 Phone: (216) 586-3939 Fax: (216) 579-0212
_________________________
Approximate date of commencement of proposed sale to the public: Not applicable
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 425 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-204812) of Babcock & Wilcox Enterprises, Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission on June 9, 2015 (the “Registration Statement”), hereby further amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise sold by the participants in the Registrants’ Amended and Restated 2015 Long-Term Incentive Plan (the “LTIP”) as of the date this post-effective amendment is filed.
On the date hereof, the Registrant has filed a new registration statement on Form S-3 that became effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended, to register the shares of common stock that may be acquired by participants in the LTIP upon the exercise of certain options to purchase shares of the Registrant’s common stock and upon vesting of certain restricted stock awards and restricted stock units.
In compliance with the Registrant’s undertaking in Part II, Item 17(3) of the Registration Statement, the Registrant is removing from registration by means of this post-effective amendment any securities remaining unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on February 28, 2017.

BABCOCK & WILCOX ENTERPRISES, INC.

By:	/s/ E. James Ferland
E. James Ferland, Attorney-in-Fact
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 28, 2017.

Signature	Title
*	Chairman and Chief Executive Officer (Principal Executive Officer)
E. James Ferland
*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Jenny L. Apker
*	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Daniel W. Hoehn
*	Director
Thomas A. Christopher
Director
Cynthia S. Dubin
*	Director
Brian K. Ferraioli
*	Director
Stephen G. Hanks
Director
Anne R. Pramaggiore
*	Director
Larry L. Weyers

*
This registration statement has been signed on behalf of the above directors and officers by E. James Ferland, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to the Registration Statement.

By:	/s/ E. James Ferland
	E. James Ferland, Attorney-in-Fact	February 28, 2017